                                                                    Exhibit 99.1

Contact:
Richard K. Davis
VP General Counsel
Datatec Systems
RICHARDDAVIS@DATATEC.COM
(770) 667-8488

     DATATEC SYSTEMS ANNOUNCES ITS INTENTION TO REORGANIZE UNDER THE FEDERAL
     BANKRUPTCY CODE AND THAT AN INVESTOR GROUP LED BY RAUL PUPO INTENDS TO
           ACQUIRE THE BUSINESS; ALSO ANNOUNCES A NEW CREDIT FACILITY

Alpharetta,  Ga - December 13, 2004- Datatec  Systems,  Inc.  (DATC.PK) is an IT
professional services firm focused exclusively on the configuration, staging and
implementation   of   large-scale,   complex,   local  and  wide  area  networks
incorporating a broad range of technology.

As has been  previously  announced,  Raul Pupo,  the Company's  Chief  Executive
Officer, has formed a group of institutional and individual investors, including members of the company's  current  management  team, to bid on the assets of the
Company.   The  Company  has  today  announced  that  Mr.  Pupo's  group,  Eagle
Acquisition  Partners,  has  acquired all of the secured debt held by IBM Credit
LLC and certain funds represented by The Palladin Group.

In  connection  with the Eagle  Acquisition  bid,  Raul Pupo and Vern Holden,  a
Managing  Director of Datatec and member of Eagle Partners,  have resigned their positions at Datatec. The Company has appointed William J. Adams, Jr., a current member of the Company's Board of Directors and a member of the Company's Special
Independent  Committee,  to  serve  as the  Company's  Interim  Chief  Executive
Officer.  Mr. Adams has been a member of the Company's  Board of Directors since
April 2000.

The Company  intends over the next few days to begin the process of reorganizing its affairs  under the  Federal  Bankruptcy  Code under which Eagle  Acquisition
Partners  intends  to  purchase  substantially  all of the  assets of Datatec by credit  bidding its debt in a sale of Datatec's  assets under Section 363 of the
Federal Bankruptcy Code.

In  connection  with the  Company's  imminent  reorganization,  it has  obtained debtor-in-possession  funding  from  Alpine  Associates  in the  amount  of $2.5 million. The financing will make the necessary funds available to Datatec during the  reorganization  process so that Datatec will not experience any disruptions in its business affairs.

In  commenting  on  the  acquisition,  Mr.  Adams  stated  "these  announcements represent an exciting day for Datatec and its  customers  because as a result of the  acquisition  of our debt by Mr.  Pupo's  group and the  establishment  of a
credit  line  with  Alpine   Associates,   Datatec  will  be  able  to  continue
uninterrupted the high level of service that it provides its customers today."

ABOUT EAGLE ACQUISITION PARTNERS

Eagle  Acquisition  Partners is an investment  group made up of  individual  and institutional  investors,  including  Raul Pupo and Vern Holden as well as other key  members  of  Datatec  management  and a former  Board of  Director,  Walter
Grossman.  Eagle  Acquisition  Partners is committed to continuing the Company's focus on its core strengths of staging, configuration, and deployment services.

ABOUT DATATEC SYSTEMS, INC.

Datatec  Systems  specializes  in  the  large-scale   deployment  of  networking
technologies.   Datatec's   deployment   services  utilize  a   software-enabled
implementation   model  and  `best  practices'   structured  process  to  ensure
consistent  outcomes.  Datatec's  customers  include Fortune 1000 companies with large, complex, multi-branch environments and world class technology providers.

This Press Release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act  of  1934.  Such  forward-looking  statements  involve  risks  and uncertainties  that may cause the actual  results or objectives to be materially different from those expressed or implied by such forward-looking  statements as more fully  discussed in  Datatec's  filings  with the  Securities  and Exchange
Commission.

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